UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

SCHEDULE 14A
Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934

Filed by the Registrant ☒
Filed by a Party other than the Registrant  ☐
Check the appropriate box:

☐	Preliminary Proxy Statement
☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☐	Definitive Proxy Statement
☒	Definitive Additional Materials
☐	Soliciting Material Pursuant to §240.14a-12

THOUGHTWORKS HOLDING, INC.
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)
Payment of Filing Fee (Check all boxes that apply):

☒	No fee required.
☐	Fee paid previously with preliminary materials.
☐	Fee computed on table in exhibit required by Item 25(b) per Exchange Act Rules 14a-6(i)(1) and 0-11

SUPPLEMENT TO THE DEFINITIVE PROXY STATEMENT ON SCHEDULE 14A OF THOUGHTWORKS HOLDING, INC. FILED ON APRIL 14, 2023

Thoughtworks Holding, Inc. (the “Company”) is filing this amendment (“Amendment”) dated May 18, 2023 to its proxy statement dated April 14, 2023 (the “Proxy Statement”) in connection with the Company’s Annual Meeting of Stockholders to be held on June 5, 2023, to amend the disclosure on director attendance:

Qualification to Director Meetings and Attendance Disclosure

The director meetings and attendance disclosure on page 22 indicates each director attended at least 75% of all board meetings during 2022. It should be noted that eight of nine directors have attended at least 75% of all board and applicable committee meetings during 2022. Mr. Nathoo attended five of eight Board and applicable committee meetings during 2022; and therefore, his attendance was below the 75% threshold for the year.